EXHIBIT 99.1


                             [GoAmerica letterhead ]

                                            CONTACTS:   Investor Relations
                                                        201-996-1717
                                                        investors@goamerica.net



            GOAMERICA ANNOUNCES RESULTS FOR THE THIRD QUARTER OF 2003


Hackensack, NJ--November 13, 2003

GOAMERICA, INC. (NASDAQ: GOAM), a developer and distributor of wireless data technology, today announced results for the third quarter ended September 30, 2003.

Total revenue for the three months ended September 30, 2003 was $3.1 million, compared to total revenue in the previous quarter of $3.3 million and total revenue of $9.1 million in the third quarter of 2002. The sequential decrease in total revenue was primarily due to the Company's continuing efforts to improve the payment profile of its subscriber base by eliminating those subscribers with poor payment performance. During the third quarter, revenue attributable to the Company's Wynd Communications subsidiary was $2.2 million.

The anticipated year-over-year decline in total revenue was primarily due to the continued implementation of the Company's strategic alliance with EarthLink (NASDAQ: ELNK), which commenced in the third quarter of 2002. As part of this alliance, EarthLink acquired segments of GoAmerica's customer base and became the Company's primary provider of network access, equipment, billing and support. By transferring these lower margin products and services and administrative costs to EarthLink, GoAmerica was able to more than offset the year-over-year decline in revenue through a sizable reduction in our costs of subscriber airtime and other operating expenses. Accordingly, GoAmerica also realizes a significant reduction of revenue that it generates from sales of wireless airtime and equipment.

During the third quarter, GoAmerica took additional steps to reduce the Company's cost structure, including workforce reductions and office consolidation. Through these initiatives and other cost savings associated with GoAmerica's alliance with EarthLink, the Company was able to reduce selling, general and administrative (SG&A) expenses during the third quarter by 37%.

Net loss for the third quarter was $1.0 million, or $0.02 per diluted common share, compared with a net loss of $2.9 million, or $0.05 per diluted common share, during the previous quarter, and a net loss of $24.3 million, or $0.45 per diluted common share, during the third quarter of 2002. Reported net loss fobvr the third quarter of 2003 includes a $372,000 reduction in accruals for certain sales and marketing expenses recorded in prior quarters.

As of September 30, 2003, GoAmerica had $842,000 in cash and cash equivalents compared to $1.5 million as of June 30, 2003 and $5.0 million as of December 31, 2002. Through the third quarter of 2003, GoAmerica has reduced its overall use of cash for nine consecutive quarters. The Company currently anticipates that its available cash resources will be sufficient to fund our



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operating needs through January 2004. The Company  believes that it will require additional financing in order to remain in business beyond such date. GoAmerica recently suspended active attempts to sell assets and retained a separate outside advisor to explore equity placements that would enable the Company to continue operations. The Company may not be able to raise funds on terms favorable to it, or at all.

GoAmerica is also filing its Quarterly Report on Form 10-Q for the period ended September 30, 2003.

GoAmerica will not be hosting a conference call this quarter.


ABOUT GOAMERICA

GoAmerica, Inc. is a developer of wireless data technology, based in Hackensack, NJ, that licenses its proprietary Go.Web(TM) technology to enterprises and individuals, providing mobile professionals with remote access to corporate databases and intranets, email and the Internet across a wide variety of mobile computing and wireless network devices. Through its wholly owned subsidiary, Wynd Communications Corporation, the Company provides wireless telecommunications services for people with hearing loss. Wynd Communications is a winner of the California Governor's Award for Excellence in Universal Design and Technology and has been recognized by both the Clinton and Bush
Administrations for its commitment to Americans with disabilities. For more information on Go.Web, call 888-462-4600 or visit www.goamerica.net. For more information about Wynd services, visit http://www.wynd.com, or contact Wynd directly at TTY 800-549-2800, voice 805-781-6000 or e-mail: info@wynd.com.


The statements contained in this news release (including our estimate regarding the availability of cash resources) that are not based on historical fact are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue", or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our reduced capital resources and need for additional liquidity;
(iii) our ability to fund our operating  needs through  available cash reserves;
(iv) our ability to raise additional equity and renegotiate liabilities before our cash resources are fully depleted; (v) the impact on our business from our receiving a "going concern" opinion from our independent auditors; (vi) our ability to successfully implement our strategic alliance with EarthLink; (vii) our dependence on EarthLink to provide billing, customer and technical support to our subscribers; (viii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (ix) our dependence on wireless carrier networks; (x) our ability to respond to increased competition in the wireless data industry; (xi) our ability to integrate acquired businesses and technologies; (xii) our ability to leverage strategic alliances to generate revenue growth; (xiii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; (xiv) our ability to manage our remaining operations, and (xv) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. Each reference in this news release to "GoAmerica", the "Company" or "We", or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. "GoAmerica",
"Go.Web",   "Go.Web  Enterprise  Server",



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


"Mobile Office", and "OnPrem" are trademarks or service marks of GoAmerica, Inc. "WyndTell", "Deafwireless", and "Deafwireless Superstore" are trademarks or service marks of Wynd Communications Corporation. Other names may be trademarks of their respective owners.




                              - Tables to follow -

                                 GOAMERICA, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)



                                                  SEPTEMBER 30,   DECEMBER 31,
                                                      2003           2002
                                                  -------------   ------------
                                                   (Unaudited)
ASSETS
Current assets:
     Cash and cash equivalents ...............       $   842       $ 4,982
     Accounts receivable, net ................         2,714         5,780
     Merchandise inventories .................           294         1,046
     Prepaid expenses and other current assets           319           520
                                                     -------       -------
Total current assets .........................         4,169        12,328
Other assets .................................         9,959        14,437
                                                     -------       -------
Total assets .................................       $14,128       $26,765
                                                     =======       =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable ........................       $ 3,206       $ 4,694
     Accrued expenses ........................         2,420         5,917
     Deferred revenue ........................         1,083         2,406
     Other current liabilities ...............           110           348
                                                     -------       -------
Total current liabilities ....................         6,819        13,365
Other liabilities ............................           814           383
Stockholders' equity .........................         6,495        13,017
                                                     -------       -------
                                                     $14,128       $26,765
                                                     =======       =======




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                                 GOAMERICA, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                   (UNAUDITED)

                                                  THREE MONTHS ENDED SEPTEMBER 30,   NINE MONTHS ENDED SEPTEMBER 30,
                                                   -----------------------------     -----------------------------
                                                       2003             2002             2003             2002
                                                   ------------     ------------     ------------     ------------
REVENUES:
     Subscriber ...............................    $      2,554     $      7,375     $      7,997     $     23,260
     Equipment ................................             266            1,631              917            5,660
     Other ....................................             303               94              643              202
                                                   ------------     ------------     ------------     ------------
                                                          3,123            9,100            9,557           29,122
COSTS AND EXPENSES:
     Cost of subscriber airtime, net ..........           1,105            4,827            2,305           16,765
     Cost of network operations ...............             365              791            1,661            2,409
     Cost of equipment revenue ................             140            2,547            1,023            6,809
     Sales and marketing,  net ................            (169)           1,988              868            6,817
     General and administrative ...............           1,891            6,927            7,592           22,801
     Research and development .................             220              963            1,116            2,863
     Depreciation and amortization ............             339            1,212            1,546            3,613
     Amortization of other intangibles ........             242              433              793            1,299
     Impairment of goodwill ...................              --            8,400              193            8,400
     Impairment of long-lived assets ..........              --            5,295            1,052            5,295
                                                   ------------     ------------     ------------     ------------
                                                          4,133           33,383           18,149           77,071
                                                   ------------     ------------     ------------     ------------
Loss from operations ..........................          (1,010)         (24,283)          (8,592)         (47,949)
OTHER INCOME (EXPENSE):
Gain on sale of subscribers ...................              11               --            1,756               --
Interest income, net ..........................              (4)              26              (13)             213
                                                   ------------     ------------     ------------     ------------
Total other income ............................               7               26            1,743              213
                                                   ------------     ------------     ------------     ------------
Net loss ......................................    $     (1,003)    $    (24,257)    $     (6,849)    $    (47,736)
                                                   ============     ============     ============     ============

Basic net loss per share ......................    $      (0.02)    $      (0.45)    $      (0.13)    $      (0.89)
                                                   ============     ============     ============     ============
Diluted net loss per share ....................    $      (0.02)    $      (0.45)    $      (0.13)    $      (0.89)
                                                   ============     ============     ============     ============
Weighted average shares used in computation
   of basic net loss per share ................      54,310,650       53,917,005       54,249,507       53,804,041
Weighted average shares used in computation
   of diluted net loss per share ..............      54,310,650       53,944,004       54,249,507       53,831,040